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                                                              EXHIBIT 5


                          ROBERT TUCKER
                        61 Purchase Street
                       Rye, New York  10580



                                 October 5, 1995




     CUC International Inc.
     707 Summer Street
     Stamford, CT  06901

     Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), being filed by CUC International Inc., a Delaware Corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), relating to the registration of 1,498,888 shares of the Company's common stock, par value $.01 per share (the "Shares"), to be offered and sold by the Selling Shareholders described in the Registration Statement.

          We have examined copies of (i) the Registration Statement; (ii) the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to date; (iii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares to the Selling Shareholders pursuant to the terms of the Agreement and Plan of Merger (as described below); and (iv) the Agreement and Plan of Merger among CUC International Inc., Fresh Air Acquisition Corp. and North American Outdoor Group Inc., dated August 17, 1995 (the "Agreement and Plan of Merger"). We have also examined originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed or photostatic copies, and the authenticity of all originals of such copies.

          Based upon the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to
















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     the reference to the undersigned under the caption "Legal Matters" in the Registration Statement.

                                   Very truly yours,


                                   /s/ Robert T. Tucker
                                   --------------------------
                                   Robert T. Tucker